LIMITED LIABILITY COMPANY
                                  AGREEMENT FOR
                  PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

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                                TABLE OF CONTENTS




                                    ARTICLE I

                                   Definitions

                                                                                                          Page
Section 1.1.      Defined Terms...............................................................................1

                                                              ARTICLE II

                                                       Formation of the Company

Section 2.1.      Formation of Limited Liability Company......................................................2
Section 2.2.      Name........................................................................................2
Section 2.3.      Business of Company.........................................................................2
Section 2.4.      Principal Place of Business.................................................................3
Section 2.5.      Registered Office and Agent.................................................................3
Section 2.6.      Qualification In Other Jurisdictions........................................................3

                                                              ARTICLE III

                                                                Member

Section 3.1.      Address and Capital Contributions of Member.................................................3
Section 3.2.      Capital and Capital Account.................................................................4
Section 3.3.      Representations and Warranties..............................................................4

                                                              ARTICLE IV

                                                  Management and Control of Business

Section 4.1.      Management..................................................................................4
Section 4.2.      Compensation................................................................................4
Section 4.3.      Liability for Certain Acts..................................................................4
Section 4.4.      Officers....................................................................................5

                                                               ARTICLE V

                                                                Member

Section 5.1.      Meeting of Member...........................................................................5


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                                                                                                           Page

Section 5.2.      Liability...................................................................................6

                                                              ARTICLE VI

                                                            Indemnification

Section 6.1.      Indemnification.............................................................................6

                                                              ARTICLE VII

                                                        Accounting and Records

Section 7.1.      Accounting and Records......................................................................6

                                                             ARTICLE VIII

                                                             Distributions

Section 8.1.      Distributions...............................................................................6

                                                              ARTICLE IX

                                                              Termination

Section 9.1.      Termination of the Company..................................................................7
Section 9.2.      Distribution of Assets......................................................................7

                                                               ARTICLE X

                                                             Miscellaneous

Section 10.1.     Entire Agreement............................................................................7
Section 10.2.     Governing Law...............................................................................8
Section 10.3.     Headings....................................................................................8
Section 10.4.     Severability................................................................................8
Section 10.5.     Additional Documents and Acts...............................................................8
Section 10.6.     Notices.....................................................................................8
Section 10.7.     Amendments..................................................................................8
Section 10.8.     Title to Company Property...................................................................8


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                            LIMITED LIABILITY COMPANY
                                  AGREEMENT FOR
                  PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

     THIS LIMITED LIABILITY COMPANY AGREEMENT (the Agreement) is made and entered into this 9th day of October 1996, by The Prudential Insurance Company of America (the "Member").

     WHEREAS, Prudential Investment Management Services LLC, a Delaware limited liability company (the "Company") has been formed by the filing of the Certificate of Formation, dated October 4, 1996, with the Secretary of State of the State of Delaware, on October 9, 1996, pursuant to the Delaware Limited
Liability Company Act (the "Delaware Law");

     WHEREAS,  the Member of the  Company  enters  into this  Limited  Liability
Company Agreement as its binding agreement and for all purposes permitted to a limited liability company agreement under Delaware Law;

     NOW, THEREFORE, the Member hereby agrees as follows:

                                    ARTICLE I

                                   Definitions

     Section 1.1. Defined Terms. The capitalized terms used in this Agreement shall, unless the context otherwise requires or unless otherwise expressly provided herein, have the meanings set forth below:

     (a) "Agreement"  shall mean the Limited  Liability Company Agreement of the
Company, as amended, modified, supplemented or restated from time to time.

     (b) "Available Cash" or "Available Cash Flow" of the Company shall mean all cash funds of the Company on hand from time to time (other than cash funds obtained as contributions to the capital of the Company by the Member and cash funds obtained from loans to the Company unless expressly determined by the Member to be considered part of Available Cash) after (i) payment of all operating expenses of the Company as of such time, (ii) provision for payment of all outstanding and unpaid current obligations of the Company as of such time, and (iii) provision for a working capital reserve as determined by the Member.

     (c) "Capital Contribution" shall mean the total value of cash and agreed fair market value of property contributed and agreed to be contributed to the Company by the


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Member,  as shown in Section 3.1 of this  Agreement,  as the same may be amended from time to time.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended. All references herein to sections of the Code shall include any corresponding provision or provisions of any succeeding law.

     (e) "Entity" shall mean any association, corporation, general partnership, limited partnership, limited liability company, joint stock association, joint venture, trust, business trust, cooperative, and any foreign association of like structure.

     (f) "Fiscal Year" shall mean, for the Company's financial reporting and federal income tax purposes, a period commencing January 1 and ending December
31 of each year, or such other period as the Managers may determine.

     (g) "Person" shall mean any individual or Entity, and the heirs, executors, administrators, successors and assigns of any such Person where the context so requires.

     (h) "Registrations" means, the permanent, temporary, proposed, or proposed and temporary regulations of the Department of the Treasury under the Code as such regulations may be lawfully changed from time to time.

                                   ARTICLE II

                            Formation of the Company

     Section  2.1.  Formation  of Limited  Liability  Company.  On behalf of the
Member an authorized person has formed a Delaware limited liability company under the laws of the State of Delaware by the filing of Certificate of Formation for the Company pursuant to Delaware law.

     Section  2.2.  Name.  The  name of the  Company  is  Prudential  Investment
Management Services LLC.

     Section 2.3. Business of Company. The business of the Company shall be as follows:

(a)  To provide management services for mutual funds;

(b)  To engage in the securities and investment banking business;

(c) To engage in any lawful act or activity for which limited liability companies may be organized under Delaware law;


                                       2

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(d)  To exercise all other powers  necessary to, or reasonably  connected  with, the Company's business which may be legally exercised by limited liability companies under Delaware law; and

(e) To engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

     Section 2.4. Principal Place of Business. The principal place of business of the Company shall be 751 Broad Street, Newark, NJ 07102. The Company may locate its place of business and registered office at any other place or places as the officers may from time to time deem advisable.

     Section 2.5. Registered Office and Agent. The Delaware Secretary of State is designated as agent of the Company upon whom process against it may be served. The registered agent of the Company upon whom process against it may be served is the Corporation Service Company, 1013 Centre Road, Wilmington,
Delaware 19805.

     Section 2.6.  Qualification in Other Jurisdictions.  The Member shall cause the Company to be qualified,  or  registered,  under assumed or fictitious  name statutes or similar laws in which the Company  transacts  business in which such qualification  or  registration  is  required  or  desirable.  The Member  shall
execute,   and  deliver  any  file   certificates  (and  any  amendments  and/or
restatements thereof) necessary for the Company to qualify to do business in the jurisdictions in which the Company may wish to conduct business.

                                   ARTICLE III

                                     Member

     Section 3.1. Address and Capital Contributions of Member. The Member's address and its Capital Contributions to the Company in the Company is set forth as follows:


                                                          Initial                          Subsequent
Member                                             Capital Contribution               Capital Contribution
The Prudential Insurance Company of America           $16,000,000                    To be augmented from time to time
751 Broad Street                                                              during the existence of the Company.
Newark, NJ  07102
Attn:




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     Section 3.2. Capital and Capital Account.

(a) The Member shall make Capital Contributions as set forth in Section 3.1 hereof. No interest shall be paid on any Capital Contribution.

(b) In addition to the Capital Contributions set forth in Section 3.1 hereof, the Member may determine from time to time that additional Capital Contributions are needed to enable the Company to conduct its business.

(c) The Member shall not have the right to withdraw its Capital Contribution or to demand and receive property of the Company or any distribution in return for its Capital Contribution, except as may be specifically provided in this Agreement or required by law (excluding any law which grants such a right in the absence of a negating provision in this Agreement).

     Section 3.3. Representations and Warranties. The Member hereby represents and warrants to the Company that: (a) it is duly organized, validly existing, and in good standing under the law of its state of organization and that it has full organizational power to execute and agrees to the Agreement to perform its obligations hereunder; (b) the Member is acquiring its interest in the Company for its own account as an investment and without an intent to distribute the interest; and (c) the interests have not been registered under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred by the Member.

                                   ARTICLE IV

                       Management and Control of Business

     Section 4.1. Management. The Member acting in its capacity as a member has the exclusive power to manage the Company and bind the Company as to third parties.
     Section 4.2. Compensation. In managing the Company in its capacity as a member, the Member may from time to time receive payment of fees for services to the Company.

     Section 4.3. Liability for Certain Acts. The Member, in its capacity as a member, shall exercise its business judgment in participating in the management of the business, operations and affairs of the Company. To the fullest extent permitted by law, the Member, in its capacity as member, shall not be liable for any mistake of fact or judgment or for the doing of any act or the failure to do any act in conducting the business, operations and affairs of the Company as a member, which may cause or result in any loss or damage to the Company. The Member shall incur no liability to the Company as a result of engaging in any other business or venture.



                                      -4-

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     Section 4.4. Officers.

(a) Titles and election. The officers of the Company shall be a president, a secretary and a treasurer, who shall initially be elected as soon as convenient by the Member and thereafter, in the absence of earlier resignations or removals, shall be elected at the annual meeting of Member, each of whom shall hold office at the pleasure of the Member except as may otherwise be approved by the Member, or until his or her earlier resignation, removal or other termination of his or her employment. Any person may hold more than one office if the duties can be consistently performed by the same person, and to the extent permitted by the laws of Delaware.

     The Member, in its discretion, may also at any time elect or appoint one or more vice presidents, a comptroller, assistant secretaries and assistant treasurers and such other officers as they may deem advisable, each of whom shall hold office at the pleasure of the Member, except as may otherwise be approved by the Member or until his or her earlier resignation, removal or other termination of employment, and shall have such authority and shall perform such duties as may be prescribed or determined from time to time by the Member.

(b) Authority and Duties. The officers shall have the authority and shall perform the duties prescribed to them by the Member in Exhibit A.

(c) Resignations. Subject to the terms of any employment agreement entered into with an officer, any officer may resign at any time by giving written notice thereof to the Member. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

(d) Vacancies. The Member may at any time or from time to time fill any vacancy among the officers of the Company.

                                    ARTICLE V

                                     Member
     Section 5.1. Meeting of Member. The annual meeting of the Member may be held at such time and in such place or places inside or outside of Delaware as the Member may from time to time determine.


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     Section  5.2.  Liability.  No  Member  shall  have any  personal  liability whatever, solely by reason of its status as a Member of the Company, whether to the Company or any creditor of the Company, for the debts, obligations or liabilities of the Company or any of its losses beyond the amount of the Member's obligation to contribute its Capital Contribution to the Company.

                                   ARTICLE VI

                                 Indemnification

     Section 6.1. Indemnification. The Company shall indemnify, to the full extent and under the circumstances permitted by Delaware Law, the Member made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that it is a Member of the Company.

     This right of indemnification shall not be deemed exclusive of any other rights to which the Member indemnified herein may be entitled by agreement or otherwise, and shall continue as to the Member who may cease to be a Member and shall inure to the benefit of its successor and assigns. It is not intended that the provisions of this section be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provision.
                                   ARTICLE VII

                             Accounting and Records

     Section 7.1. Accounting and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, at the expense of the Company, in accordance with the accrual method of accounting elected to be followed by the Company for federal income tax purposes. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company's business.


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                                  ARTICLE VIII

                                  Distributions

     Section 8.1. Distributions. The Company shall make distributions of Available Cash or other property to the Member from time to time.

                                   ARTICLE IX

                                   Termination

     Section 9.1. Termination of the Company. The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

(a)  the vote of the Member;

(b)  the sale of all or substantially all of the Company's assets;

(c) upon the death, insanity, bankruptcy, retirement, resignation, liquidation, dissolution, or expulsion of the Member or the occurrence of any other event that terminates the continued membership of the Member of the Company; or

(d) any Transfer or attempted Transfer of an interest in the Company, including, without limitation, a transfer by operation of law.

     Section 9.2. Distribution of Assets. In connection with the dissolution of the Company, and subject to applicable law:

(a) If the Company is dissolved and its affairs are to be wound up, the Member shall (i) sell or otherwise liquidate all of the Company's assets as promptly as practicable, (ii) discharge all liabilities of the Company (other than liabilities to the Member), including all costs relating to the dissolution, winding-up, and liquidation and distribution of assets, (iii) establish such reserves as may be reasonably necessary to provide for contingent liabilities of the Company, (iv) discharge any liabilities of the Company to the Member other than on account of their interests in Company capital or profits, and (v) distribute the remaining assets to the Member.

(b) Upon completion of the winding-up, liquidation and distribution of the assets, the Company shall be deemed terminated.



                                      -7-

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                                    ARTICLE X

                                  Miscellaneous

     Section 10.1. Entire Agreement. This Agreement and the Certificate of Formation constitute the entire agreement by the Member with respect to the subject matter hereof, and supersede any prior agreement or understanding by the Member with respect to such subject matter.

     Section 10.2. Governing Law. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the State of Delaware.

     Section  10.3.  Headings.   All  headings  herein  are  inserted  only  for
convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

     Section 10.4. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held illegal, invalid, or unenforceable, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby.

     Section 10.5. Additional Documents and Acts. The Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

     Section 10.6. Notices. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member at the address specified in Section 3.1 hereof. The Member or the Company may, at any time by giving five (5) days prior written notice to the other, designate any other address in substitution of the foregoing address to which such notice will be given.

     Section 10.7. Amendments. All amendments to this Agreement will be in writing and signed by the Member.

     Section 10.8. Title to Company Property. Legal title to all property of the Company will be held and conveyed in the name of the Company.

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     IN WITNESS WHEREOF, the undersigned Member has duly executed this Agreement on the date first above written.

                                    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                By: _________________________
                                    Name:  Mary L. Cavanaugh
                                    Title: Vice President